Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
for
TENDER OF SHARES OF COMMON STOCK
of
TB WOOD’S CORPORATION
to
FOREST ACQUISITION CORPORATION
a wholly owned subsidiary
of
ALTRA HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 2, 2007, UNLESS THE OFFER IS EXTENDED.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share (the “Company Common Stock”), of TB Wood’s Corporation, a Delaware corporation (the “Company”) and any other documents required by the Letter of Transmittal cannot be delivered to the Depositary by the expiration of the Offer. Such form may be delivered by hand, or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase for more detailed information.

The Depositary for the Offer is:

By Mail: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038	By Hand or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219

By Facsimile:
(For Eligible Institutions Only)

(718) 234-5001

Confirm:
(By Telephone Only)

(877) 248-6417 or
(718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

☐	Check here if share certificates have been mutilated, lost, stolen or destroyed. See Instruction 9 of the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Forest Acquisition Corporation (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Altra Holdings, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 5, 2007, and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Company Common Stock indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate No(s). (if available):

Number of shares:

Check if shares will be tendered by book-entry transfer:  ☐

Account Number:

Dated: _ _   , 2007

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):
Zip Code

Area Code and Telephone No.:

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above named person(s) “own(s)” the shares of Company Common Stock tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of shares of Company Common Stock complies with Rule 14e-4 of the Exchange Act and (c) to deliver to the Depositary the shares of Company Common Stock tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) and certificates for the shares of Company Common Stock to be tendered or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three (3) Nasdaq Global Market trading days of the date hereof.

Name of Firm: _ _
Authorized Signature

Address: _ _

Zip Code	Title

Area Code and Tel. No.: _ _	Name: _ _
Please Type or Print

Title: _ _

Dated: _ _, 2007

NOTE: DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE. STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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